UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     December 16, 2009

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 --	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2009 we filed with the Secretary of State of the State of Delaware a Certificate of Amendment amending our Certificate of Incorporation to increase from 150,000,000 to 300,000,000 the number of shares of our Common Stock, par value $0.001 per share,  which we are authorized to issue.  The amendment was approved by our shareholders at the Special Meeting in lieu of our 2009 Annual Meeting held on December 15, 2009.

Our Certificate of Incorporation, including the Certificate of Amendment setting forth the amendment reported in this Current Report on Form 8-K, is filed as Exhibit 3(i) hereto.  The foregoing description of the amendment to our Certificate of Incorporation is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

3(i)	Certificate of Incorporation of ThermoEnergy Corporation, as amended through December 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2009

THERMOENERGY CORPORATION
(Registrant)

	By:	/s/ Teodor Klowan, Jr.
	Name:	Teodor Klowan, Jr.
	Title:	Executive Vice President and Chief Financial Officer